Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 T 212.335.4500 F 212.335.4501 W www.dlapiper.com

April 19, 2017
Columbus McKinnon Corporation
205 Crosspoint Parkway
Getzville, New York 14068
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Columbus McKinnon Corporation, a New York corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 2,273,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issued in a private placement to the Selling Stockholders (defined herein)  on January 30, 2017, for resale by the selling stockholders (the “Selling Stockholders”) named in the prospectus contained in the Registration Statement.
As the basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Restated Certificate of Incorporation of the Company, as amended to date; (c) the Fourth Amended and Restated By-laws of the Company; (d) certain resolutions of the Board of Directors of the Company; and (e) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
We express no opinion other than as to the federal laws of the United States of America and the internal laws of the State of New York (excluding those of counties, cities and other municipalities). We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom.
We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)